Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report dated February 26, 2007, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to FPL Group, Inc.'s and Florida Power & Light Company's accounting changes resulting from the adoption of new accounting standards) relating to the financial statements of FPL Group, Inc. and Florida Power & Light Company and our report dated February 26, 2007 relating to management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of FPL Group, Inc. and Florida Power & Light Company for the year ended December 31, 2006:

FPL Group, Inc.		Florida Power & Light Company Trust I
Form S-8	No. 33-11631	Form S-3	No. 333-137120-02
Form S-3	No. 33-57470
Form S-8	No. 33-57673	Florida Power & Light Company Trust II
Form S-8	No. 333-27079	Form S-3	No. 333-137120-01
Form S-8	No. 333-88067
Form S-8	No. 333-114911	FPL Group Capital Inc
Form S-8	No. 333-116501	Form S-3	No. 333-137120-08
Form S-3	No. 333-125275
Form S-8	No. 333-125954	FPL Group Capital Trust II
Form S-3	No. 333-129482	Form S-3	No. 333-137120-06
Form S-8	No. 333-130479
Form S-3	No. 333-137120
FPL Group Capital Trust III
		Form S-3	No. 333-137120-05
FPL Group Trust I
Form S-3	No. 333-137120-04

FPL Group Trust II
Form S-3	No. 333-137120-03

Florida Power & Light Company
Form S-3	No. 33-40123
Form S-3	No. 333-137120-07
Form S-4	No. 333-138818

DELOITTE & TOUCHE LLP

Miami, Florida
February 26, 2007